Exhibit 2.3

AMENDED AND RESTATED

B Y L A W S

of

PURAVERDE, INC.

3.14 Proxies	5
3.15 Consent of Shareholders in Lieu of Meeting	5

Section 4. Board of Directors

4.01 General Powers	5
4.02 Number	5
4.03 Election of Directors and Term of Office	6
4.04 Resignations	6
4.05 Removal	6
4.06 Vacancies	6
4.07 Chairman of the Board	6
4.08 Compensation	6

Section 5. Meetings of Directors

5.01 Regular Meetings	6
5.02 Place of Meetings	6
5.03 Meetings by Telecommunications	6
5.04 Special Meetings	7
5.05 Notice of Special Meetings	7
5.06 Waiver by Presence	7
5.07 Quorum	7
5.08 Conduct of Business	7
5.09 Action by Consent	7

Section 6. Committees

6.01 Committees of the Board	7
6.02 Selection of Committee Members	7
6.03 Conduct of Business	8
6.04 Authority	8
6.05 Minutes	8
6.06 Committees of the Corporation	8

Section 7. Officers

7.01 Officers of the Corporation	8

7.02 Election and Term	8
7.03 Compensation of Officers	8
7.04 Removal of Officers and Agents	9
7.05 Resignation of Officers and Agents	9
7.06 President	9
7.07 Vice Presidents	9
7.08 Secretary	9
7.09 Assistant Secretaries	9
7.10 Treasurer	9
7.11 Assistant Treasurers	10
7.12 Controller	10
7.13 Delegation of Authority	10
7.14 Action regarding Securities of Other Corporations	10
7.15 Vacancies	10

Section 8. Dividends, Contracts, Loans, Drafts, Deposits and Accounts

8.01 Dividends	10
8.02 Contracts	10
8.03 Loans	11
8.04 Drafts	11
8.05 Deposits	11
8.06 General and Special Bank Accounts	11

Section 9. Classes of Shares

9.01 Authorized Shares	11
9.02 Preferred Stock	11
9.03 Common Stock	12

Section 10. Uncertificated and Certificated Shares and Transfer

10.01 Presumption of Uncertificated Shares	13
10.02 Certificates for Shares	13
10.03 Transfer of Shares	14
10.04 Lost, Stolen, Destroyed and Mutilated Certificates	14
10.05 Regulations	14

10.06 Holder of Record	14
10.07 Treasury Shares	14

Section 11. Indemnification

11.01 Actions, Suits or Proceedings Other Than By or In the Right of the Corporation	15
11.02 Actions or Suits by or In the Right of the Corporation	15
11.03 Indemnification for Costs, Charges and Expenses of Successful Party	15
11.04 Determination of Right to Indemnification	15
11.05 Advance of Costs, Charges and Expenses	16
11.06 Indemnification of Employees and Agents; Other Rights; Continuation of Right to Indemnification	16
11.07 Insurance	16
11.08 Savings Clause	16
11.09 Subsequent Amendment	17
11.10 Subsequent Legislation	17

Section 12. Notices

12.01 General	17
12.02 Waiver of Notice	17

Section 13. Miscellaneous

13.01 Resolutions of Controversies and Claims	17
13.02 Facsimile Signatures	19
13.03 Electronic Transmission	19
13.04 Corporate Seal	19
13.05 Fiscal Year	19

Section 14. Amendments	19

AMEDNED AND RESTATED

BYLAWS

of

PURAVERDE, INC.

(an Oklahoma corporation)

Section 1. Definitions

1.01.	Definitions. Unless the context clearly requires otherwise, in these Bylaws:

(a)	“Act” means the Oklahoma General Corporation Act.

(b)	“Board” means the Board of Directors of the Corporation.

(c)	“Bylaws” mean these Bylaws as adopted by the Board and includes amendments subsequently adopted by the Board or by the Shareholders.

(d)	“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Oklahoma and includes all amendments subsequently filed.

(e)	“Corporation” means PuraVerde, Inc.

(f)	“Section” refers to a Section of these Bylaws.

(g)	“Shareholder” means a Shareholder of record of the Corporation.

1.02. Title of Office. The title of an office refers to the person or persons who at any given time perform the duties of that particular office for the Corporation.

Section 2. Offices

2.01. Principal Office. The Corporation may locate its principal office within or without the state of incorporation as the Board may determine.

2.02. Registered Office. The registered office of the Corporation required by law to be maintained in the state of incorporation may be, but need not be, identical with the principal office of the Corporation. The Board may change the address of the registered office from time to time.

2.03. Other Offices. The Corporation may have offices at such other places, either within or without the state of incorporation, as the Board may designate or as the business of the Corporation may require from time to time.

Section 3. Meetings of Shareholders

3.01. Annual Meetings. The Shareholders of the Corporation shall hold their annual meetings for the purpose of electing Directors and for the transaction of such other proper business as may come before such meetings at such time, date and place as the Board shall determine by resolution.

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3.02. Special Meetings. The Board or a committee of the Board duly designated and whose powers and authority include the power to call meetings may call special meetings of the Shareholders of the Corporation at any time for any purpose or purposes.

3.03. Place of Meetings. The Board or a committee of the Board shall specify in the notice or waiver of notice for a meeting the place, if any, where the Shareholders are to meet. A place may be within or without the State of Oklahoma. In lieu of or in addition to a place, the Board may direct that the meeting be held by means of remote communication if (i) the Corporation has implemented reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder, (ii) the Corporation has implemented measures to provide the Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

3.04. Notice of Meetings. The Board or a committee of the Board shall give written notice (which may be by electronic transmission) of each meeting of Shareholders, whether annual or special, not less than ten nor more than 60 days before the date of the meeting; provided, however, that if the purpose of the meeting is to vote on a merger, a consolidation, a share acquisition under Section 1090.1 of the Act, or the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, written notice shall be delivered not less than 20 nor more than 60 days before the date of the meeting. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that he or she has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated in the affidavit.

Every notice of a meeting of the Shareholders shall state the place (if any), date and hour of the meeting, the means of remote communications (if any) by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes of the meeting. Furthermore, if the Corporation will maintain the list at a place (if any) other than where the meeting will take place, every notice of a meeting of the Shareholders shall specify where the Corporation will maintain the list of Shareholders entitled to vote at the meeting or describe the means of accessing the list.

3.05. Waiver of Notice. Whenever these Bylaws require written notice or an electronic transmission, a written waiver of notice, signed by the person entitled to notice, or an electronic transmission issued by the person entitled to notice, whether before or after the time stated in the notice, shall constitute the equivalent of notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the call of the meeting and makes such objection at the beginning of the meeting. A written waiver of notice need not specify either the business to be transacted at, or the purpose or purposes of any regular or special meeting of the Shareholders, Directors, or members of a committee of the Board.

3.06. Reconvened Meetings. If the Shareholders adjourn a meeting intending to reconvene the meeting at another time or place (if any), notice need not be given of the meeting to be reconvened if the time and place (if any) thereof, and the means of remote communications (if any) by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced before adjournment and the meeting is to be reconvened no more than 30 days after the adjourned meeting. At the reconvened meeting, the Shareholders may transact any business that they may have transacted at the original meeting. If the adjournment is for more than 30 days or, if after the adjournment, the Board or a committee of the Board fixes a new record date for, or changes the time or place (if any) of, or the means of remote communication for the reconvened meeting, the Board or a committee of the Board shall give notice of the meeting to be reconvened to each Shareholder of record entitled to vote.

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3.07. Quorum. The presence in person or by proxy of the holders of a majority of all of the shares entitled to vote at the meeting shall constitute a quorum for the purpose of convening or reconvening any meeting of the Shareholders. Except as otherwise required by law, the Shareholders may continue to transact any and all business properly before the meeting despite the loss of a quorum, if a quorum was established and the meeting properly convened. In the absence of a quorum, the holders of a majority of the shares entitled to vote who are then present in person or by proxy or any officer entitled to preside at, or to act as secretary of, such meeting may adjourn the meeting to another place, date, or time.

3.08. Organization. Such person as the Board may have designated or, in the absence of such a person, the highest-ranking officer of the Corporation who is present shall call to order any meeting of the Shareholders, determine the presence of a quorum, and act as Chairman of the meeting. In the absence of the Secretary or an Assistant Secretary of the Corporation, the Chairman shall appoint the secretary of the meeting.

3.09. Conduct of Business. Subject to the authority of the Board, the Chairman of any meeting of Shareholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion, as he or she deems appropriate for the good of the Shareholders present.

3.10. List of Shareholders. At least ten days before every meeting of Shareholders, the Secretary shall prepare a list of the Shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. The Corporation shall make the list available for examination by any Shareholder for any purpose germane to the meeting, either at a place within the city where the meeting will take place, at the place designated in the notice of the meeting or on a reasonably accessible electronic network. If the list is available on an electronic network, the notice of the meeting shall provide the information required to access the list.

The list shall be available for inspection by any Shareholder for the duration of the meeting. The list shall constitute presumptive proof of the identity of the Shareholders entitled to vote at the meeting and the number of shares each Shareholder holds. If the Corporation makes the list available on an electronic network, it shall take reasonable steps to ensure that the list is available only to its Shareholders.

The failure to comply with this Section shall not invalidate any action taken at the meeting, provided that any Director who has willfully neglected or refused to produce the list shall be ineligible to stand for election at the meeting. A determination of Shareholders entitled to vote at any meeting of Shareholders pursuant to this Section shall apply to any adjournment thereof.

3.11. Fixing of the Record Date. To determine Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or to determine Shareholders for any other proper purpose, the Board or a committee of the Board may fix in advance a date as the record date for any such determination of Shareholders. The Board shall not, however, fix such date more than 60 days before the date of the particular action.

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If the Board or a committee of the Board does not fix a record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, the date of the mailing of notice or the date on which the Board adopts the resolution declaring a dividend, as the case may be, shall be the record date for such determination of Shareholders. If the Board or a committee of the Board does not fix a record date and action is to be taken by the written consent of the shareholders, the record date shall be the first date on which a signed written consent is delivered to the Corporation; provided, however, if prior action by the Board is required under the Act, the record date shall be at the close of business of the day on which the Board adopts the resolution taking such prior action.

3.12. Voting of Shares. Subject to the Certificate of Incorporation and Section 9 of these Bylaws, each Shareholder shall have one vote for every share of stock having voting rights registered in his or her name on the record date for the meeting. The Corporation shall not have the right to vote its treasury stock, nor shall another corporation have the right to vote its stock of the Corporation if the Corporation holds, directly or indirectly, a majority of the shares entitled to vote in the election of Directors of such other corporation. Nevertheless, persons holding stock of the Corporation in a fiduciary capacity (including the Corporation) shall have the right to vote such stock. Persons who have pledged their stock of the Corporation shall have the right to vote such stock unless, in the transfer on the books of the Corporation, the pledgor expressly empowered the pledgee to vote the stock. In that event, only the pledgee, or his or her proxy, may represent and vote the stock.

A plurality of the votes cast shall determine all elections and, except when the law or a resolution of the Board requires otherwise, a majority of the votes cast shall determine all other matters.

The Shareholders may vote by voice vote on all matters. Upon demand by a Shareholder entitled to vote, or his or her proxy, however, the Shareholders shall vote by ballot. In that event, each ballot shall state the name of the Shareholder or proxy voting, the number of shares voted and such other information as the Corporation may require under the procedure established for the meeting. If authorized by the Board, the ballot requirement may be satisfied by a ballot submitted by electronic transmission, if the electronic transmission sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder.

3.13. Inspectors. At any meeting in which the Shareholders vote by ballot, the Board may appoint an inspector or inspectors. Each inspector shall subscribe an oath to execute the duties of an inspector at such meeting faithfully, with strict impartiality, and according to the best of his or her ability. The inspector or inspectors shall decide the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on any question, shall conduct and accept the votes, and, when the Shareholders have completed voting, ascertain and report the number of shares voted respectively for and against the question. The inspector or inspectors shall prepare a subscribed, written report and shall deliver the report to the Secretary of the Corporation. An inspector need not be a Shareholder of the Corporation, and any officer of the Corporation may act as an inspector on any question other than a vote for or against a proposal in which he or she has a material interest.

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3.14. Proxies. A Shareholder may exercise any voting rights in person or by his or her proxy appointed by an instrument in writing or by electronic transmission, which the Shareholder or his or her authorized attorney-in-fact has subscribed and which the proxy has delivered to the secretary of the meeting.

A proxy is not valid after the expiration of three years after the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force (which length may exceed three years) or limits its use to a particular meeting.

The attendance at any meeting of a Shareholder who previously has given a proxy shall not revoke the proxy unless he or she notifies the Secretary in writing or by electronic transmission before the voting of the proxy.

3.15. Consent of Shareholders in Lieu of Meeting. The Shareholders may take any action that they could take at any annual or special meeting without a meeting, prior notice, or a vote if the holders of outstanding stock having the number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted, sign a written consent or consents, setting forth the action taken, and deliver such consent or consents to the Corporation. To be effective, a consent or consents representing the required number of votes must be delivered to the Corporation within 60 days of the day that the first consent was delivered regarding the action taken.

The Secretary or an Assistant Secretary shall note the delivery date on each written consent delivered to the Corporation, and shall give prompt notice of the taking of any action by less than unanimous consent to the Shareholders who have not delivered written consents.

A Shareholder may act by a electronic transmission, if the electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the electronic transmission was transmitted by the Shareholder or proxyholder or by a person or persons authorized to act for the Shareholder or proxyholder and (b) the date on which the Shareholder or proxyholder or authorized person or persons transmitted the electronic transmission. Unless otherwise indicated, the date on which the electronic transmission is made shall be deemed to be the date on which the consent was signed. A consent given by electronic transmission is deemed to have been delivered when the consent is reproduced in paper form and the paper form is delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent having custody of the minute book. A consent given by electronic transmission is deemed to have been delivered when the consent is received by the Corporation at terminal used by the Secretary for the receipt of the transmissions. Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used.

Section 4. Board of Directors

4.01. General Powers. The Board shall manage the property, business, and affairs of the Corporation.

4.02. Number. The number of Directors composing the Board shall equal not less than one nor more than fifteen, as the Board may determine by resolution from time to time. Unless an election is contested, a Board resolution nominating persons for election shall suffice to evidence the fixing of the number of Directors constituting the Board.

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4.03. Election of Directors and Term of Office. The Shareholders of the Corporation shall elect the Directors at the annual or adjourned annual meeting (except as otherwise provided for the filling of vacancies). Each Director shall hold office until his or her death, resignation, retirement, removal, or disqualification, or until his or her successor shall have been elected and qualified.

4.04. Resignations. Any Director of the Corporation may resign at any time by giving written notice or an electronic transmission to the Board or to the Secretary of the Corporation. Any resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

4.05. Removal. Shareholders holding a 2/3 majority of the outstanding shares entitled to vote at an election of Directors may remove any Director at any time with or without cause.

4.06. Vacancies. A majority of the remaining Directors, although less than a quorum, may fill any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of Directors, or any other cause. Each Director so chosen shall hold office until his or her death, resignation, retirement, removal, or disqualification, or until his or her successor shall have been elected and qualified.

4.07. Chairman of the Board. At the initial and annual meeting of the Board, the Directors may elect from their number a Chairman of the Board. The Chairman shall preside at all meetings of the Board and shall perform such other duties as the Board may direct. The Board also may elect a Vice Chairman and other officers of the Board, with such powers and duties as the Board may designate from time to time.

4.08. Compensation. The Board may compensate Directors for their services and may provide for the payment of all expenses the Directors incur by attending meetings of the Board. The Board may adopt director compensation agreements or other benefit programs, including but not limited to compensation plans involving stock options, stock appreciation rights, restricted stock grants, and the like.

Section 5. Meetings of Directors

5.01. Regular Meetings. The Board may hold regular meetings at such places (if any), dates and times as the Board shall establish by resolution. If any day fixed for a meeting falls on a legal holiday, the Board shall hold the meeting at the same place (if any) and time on the next succeeding business day. The Board need not give notice of regular meetings.

5.02. Place of Meetings. The Board may hold its meetings wherever or however designated by the Board, the notice or waiver of notice of any such meeting, or the persons calling the meeting.

5.03. Meetings by Telecommunications. The Board or any committee of the Board may hold meetings by means of conference telephone, video conferencing, web-casting or similar telecommunications equipment that enable all persons participating in the meeting to hear and speak to each other. Such participation shall constitute presence in person at the meeting.

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5.04. Special Meetings. The Chairman of the Board, the President, or a majority of the Directors then in office may call a special meeting of the Board. The person or persons authorized to call special meetings of the Board may fix any time during a business day as the time for the meeting, and may fix a reasonable place (if any), either in or out of the State of Oklahoma as the place for the meeting.

5.05. Notice of Special Meetings. The person or persons calling a special meeting of the Board shall give written notice to each Director of the time, place (if any), date and purpose of the meeting. Such notice shall be given not less than three business days if by U.S. postal service, not less than two business days if by overnight delivery service, and not less than 24 hours if by telegraph, telecopy, facsimile transmission, e-mail or in person. A Director may waive notice of any special meeting. Any meeting shall constitute a legal meeting without notice if all the Directors are present or if those not present sign either before or after the meeting a written waiver of notice, a consent to such meeting, or an approval of the minutes of the meeting. A notice or waiver of notice need not specify the purposes of the meeting or the business that the Board will transact at the meeting.

5.06. Waiver by Presence. Except when expressly for the purpose of objecting to the legality of a meeting, a Director’s presence at a meeting shall constitute a waiver of notice of such meeting.

5.07. Quorum. A majority of the Directors then in office shall constitute a quorum for all purposes at any meeting of the Board. In the absence of a quorum, a majority of Directors present at any meeting may adjourn the meeting to another place (if any), date or time without further notice.

5.08. Conduct of Business. The Board shall transact business in such order and manner as the Board may determine. Except as otherwise required, the Board shall determine all substantive, procedural, or other matters by the vote of a majority of the Directors present. Any Director may add to the Board’s agenda any item germane to the Corporation’s property, business, or affairs. The Directors shall act as a Board, and the individual Directors shall have no power as such.

5.09. Action by Consent. The Board or a committee of the Board may take any required or permitted action without a meeting if all members of the Board or committee sign a written consent and file the consent with the minutes of the proceedings of the Board. An electronic transmission will constitute a written consent if it sets forth or is delivered with information from which the Corporation can determine that the director sent the electronic transmission and the date on which he or she sent it.

Section 6. Committees

6.01. Committees of the Board. The Board may designate one or more committees of the Board by a vote of a majority of the Directors then in office.

6.2. Selection of Committee Members. Committees of the Board shall be composed of a Director or Directors selected by a vote of a majority of the Directors then in office. By the same vote, the Board may designate other directors as alternate members who may replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, regardless of whether he or she or they constitute a quorum, may appoint by unanimous vote another member of the Board to act at the meeting in the place of the absent or disqualified member.

6.03. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these Bylaws require otherwise. Each committee shall make adequate provision for notice of all meetings to members. A majority of the members shall constitute a quorum, unless the committee consists of one or two members. In that event, one member shall constitute a quorum. A majority vote of the members present shall determine all matters. A committee may take action without a meeting if all the members of the Committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.

6.04. Authority. Subject to the limitations under the Act and to the extent the Board provides, any committee of the Board shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. No committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

6.05. Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

6.06. Committees of the Corporation. In addition to committees of the Board, the Board may designate committees of the Corporation for the purpose of advising the Board about specific matters or undertaking specific tasks. To accomplish such purposes, the Board may delegate to a committee of the Corporation the authority that the Board could properly delegate to agents of the Corporation, but such committee shall not have the general power and authority of the Board in the management of the business and affairs of the Corporation. A committee of the Corporation may be composed in whole or in part by non-directors.

Section 7. Officers

7.01. Officers of the Corporation. The officers of the Corporation shall consist of those that the Board may designate and elect from time to time. The same person may hold any number of offices.

7.02. Election and Term. The Board shall elect the officers of the Corporation. Each officer shall hold office until his or her death, resignation, retirement, removal or disqualification, or until his or her successor shall have been elected and qualified.

7.03. Compensation of Officers. The Board shall fix the compensation of all officers of the Corporation. No officer shall serve the Corporation in any other capacity and receive compensation, unless the Board authorizes the additional compensation. The Board may adopt executive compensation agreements or other benefit programs, including but not limited to compensation plans involving stock options, stock appreciation rights, restricted stock grants, employee recognition programs and the like.

7.04. Removal of Officers and Agents. The Board may remove any officer or agent it has elected or appointed at any time, with or without cause.

7.05. Resignation of Officers and Agents. Any officer or agent the Board has elected or appointed may resign at any time by giving written notice or an electronic transmission to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified. Unless otherwise specified in the notice, the Board need not accept the resignation to make it effective.

7.06. President. The President shall be the chief executive officer of the Corporation and, subject to the Board’s control, shall supervise and direct the business and affairs of the Corporation. When present, he or she shall sign (with or without the Secretary, an Assistant Secretary, or any other officer or agent of the Corporation which the Board has authorized) deeds, mortgages, bonds, contracts, or other instruments that the Board has specially or generally authorized an officer or agent of the Corporation to execute. The President shall not, however, sign any instrument that the law, these Bylaws, or the Board expressly requires some other officer or agent of the Corporation to sign and execute. The President shall exercise and perform such powers and duties as are usually vested in a President and chief executive officer and such other powers and duties as the Board may prescribe from time to time.

7.07. Vice Presidents. In the absence of the President or in the event of his or her death, inability, or refusal to act, the Executive Vice President shall perform the duties of the President, unless the Board determines otherwise. When acting as the President, the Executive Vice President shall have all the powers and restrictions of the presidency. The Executive Vice President shall exercise and perform such powers and duties as are usually vested in a chief operating officer and such other powers and duties as the President or the Board may assign to him or her from time to time. Any other Vice President shall have only those duties as the Board, the President, or the Executive Vice President may assign to him or her from time to time.

7.08. Secretary. The Secretary shall (i) keep the minutes of the meetings of the Shareholders and of the Board in one or more books for that purpose, (ii) give all notices which these Bylaws or the law requires, (iii) serve as custodian of the records and seal of the Corporation, (iv) affix the seal of the Corporation to all documents which the Board has authorized execution on behalf of the Corporation under seal, (v) maintain a register of the address of each Shareholder of the Corporation, (vi) sign, with the President, a Vice President, or any other officer or agent of the Corporation which the Board has authorized, certificates for shares of the Corporation, (vii) have charge of the stock transfer books of the Corporation, and (viii) perform all duties which the Board, the President, or the Executive Vice President may assign to him or her from time to time.

7.09. Assistant Secretaries. In the absence of the Secretary or in the event of his or her death, inability, or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless the Board determines otherwise, shall perform the duties of the Secretary. When acting as the Secretary, an Assistant Secretary shall have the powers and restrictions of the Secretary. An Assistant Secretary shall perform such other duties as the President, Secretary, or Board may assign from time to time.

7.10. Treasurer. The Treasurer shall (i) have responsibility for all funds and securities of the Corporation, (ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, (iii) deposit all moneys in the name of the Corporation in depositories which the Board selects, and (iv) perform all of the duties which the President, the Executive Vice President, or the Board may assign to him or her from time to time.

7.11.  Assistant Treasurers. In the absence of the Treasurer or in the event of his or her death, inability, or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless the Board determines otherwise, shall perform the duties of the Treasurer. When acting as the Treasurer, an Assistant Treasurer shall have the powers and restrictions of the Treasurer. An Assistant Treasurer shall perform such other duties as the President, Treasurer, or the Board may assign to him or her from time to time.

7.12.  Controller. The Controller shall be the chief accounting officer of the Corporation. He or she shall, when proper, approve all bills for purchases, payrolls, and similar instruments providing for disbursement of monies by the Corporation. He or she shall be in charge of and maintain books of account and accounting records of the Corporation. In addition, he or she shall perform such other acts as are usually performed by the controller of a corporation or assigned to him or her by the Board, the President, or the Executive Vice President.

7.13.  Delegation of Authority. Notwithstanding any provision of these Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.

7.14.  Action Regarding Securities of Other Corporations. Unless the Board directs otherwise, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or regarding any action of shareholders of any other corporation in which the Corporation holds securities. Furthermore, unless the Board directs otherwise, the President shall exercise any and all rights and powers that the Corporation possesses by reason of its ownership of securities in another corporation.

7.15.  Vacancies. The Board may fill any vacancy in any office because of death, resignation, removal, disqualification, or any other cause in the manner that these Bylaws prescribe for the regular appointment to such office.

Section 8. Dividends, Contracts, Loans, Drafts, Deposits and Accounts

8.01. Dividends.

(a) Subject to any applicable provisions of law and the Certificate of Incorporation, at any regular or special meeting, the Board of Directors may declare dividends upon the shares of the Corporation and may pay any such dividend in cash, property, or shares of the Corporation’s capital stock.

(b) A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon the information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends, might properly be declared and paid.

8.02. Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board may make such authorization general or special.

8.03. Loans. Unless the Board has authorized such action, no officer or agent of the Corporation shall contract for a loan on behalf of the Corporation or issue any evidence of indebtedness in the Corporation’s name.

8.04. Drafts. The President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, and such other persons as the Board shall determine shall issue all checks, drafts, and other orders for the payment of money, notes and other evidence of indebtedness issued in the name of or payable by the Corporation.

8.05. Deposits. The Treasurer or the Controller shall deposit all funds of the Corporation not otherwise employed in such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent, or attorney of the Corporation to whom the Board has delegated such power may select. For the purpose of deposit and collection for the account of the Corporation, the President, the Treasurer or the Controller (or any other officer, assistant, agent, or attorney of the Corporation whom the Board has authorized) may endorse, assign, and deliver checks, drafts, and other orders for the payment of money payable to the order of the Corporation.

8.06. General and Special Bank Accounts. The Board may authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent, or attorney of the Corporation to whom the Board has delegated such power may select. The Board may make such special rules and regulations regarding such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

Section 9. Classes of Shares

9.01. Authorized Shares. The Corporation is authorized to issue 206,666,665 total shares in the following classes: 149,333,332 shares of Class A Preferred Stock, with a par value of $0.0001 per share (the “Class A Preferred Stock”), 8,000,000 shares of Class B Preferred Stock, with a par value of $0.0001 per share (the “Class B Preferred Stock”, and with Class A Preferred Stock, collectively the “Preferred Stock”), and 49,333,333 shares of Class C Common Stock, with a par value of $0.0001 per share (the “Class C Common Stock”). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the issued and outstanding shares of Class A Preferred Stock of the Corporation.

9.02. Preferred Stock. A statement of the designations of each class of Preferred Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

(a)	Voting Rights.

(1)  Except as otherwise provided herein or by applicable law, the holders of shares of Class A Preferred Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

(2) Each holder of shares of Class A Preferred Stock shall be entitled to four (4) votes for each share of Class A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(3)  Except as otherwise provided by law, the holders of outstanding shares of Class B Preferred Stock shall be entitled to one vote on any matters submitted to the stockholders of the Corporation.

(b) Dividends. The holders of the then outstanding Preferred Stock shall be entitled to receive dividends, when and if declared by the Board, out of any funds and assets of the Corporation legally available therefor. Payments of any dividends to the holders of each series of Preferred Stock shall be paid pro rata with all holders of Stock of any class. No dividends shall be paid on any share of Preferred Stock unless a dividend is paid with respect to all outstanding shares of Common Stock. Dividends on the Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Preferred Stock in any amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay dividends.

(c) Liquidation. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for the Corporation’s debts and other liabilities, an amount equal to any accrued and unpaid dividends (whether or not earned, authorized or declared) thereon to and including the date of payment, but without interest, before any distribution of assets is made to holders of Class C Common Stock. Written notice of any distribution in connection with any such liquidation, dissolution, or winding up of the affairs of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than thirty (30) nor more than sixty (60) days prior to the payment date stated therein, to each record holder of Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidation distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

9.03. Common Stock. A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

(a) Voting Rights. Except as otherwise provided by law, the holders of outstanding shares of Class C Common Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

(b)  Dividends. The holders of Class C Common Stock shall be entitled to share equally, on a pro rata basis with holders of all classes of securities, in such dividends and other distributions of cash, property or shares of stock as may be declared by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Stock or rights to acquire Stock, the holders of Class C Common Stock shall receive Class C Common Stock or rights to acquire Class C Common Stock, as the case may be.

(c)  Liquidation. Subject to the preferences applicable to any series of Preferred Stock outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class C Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

Section 10. Uncertificated and Certificated Shares and Transfer

10.01. Presumption of Uncertificated Shares. Subject to Section 9.02, the shares of the Corporation shall be uncertificated. The Secretary of the Corporation shall record each shareholder’s interest in the Corporation by book-entry, which shall include the shareholder’s name, address and tax identification number, the number, class and series of shares owned, the dates of acquisition and disposition, whether the interest was acquired from the Corporation by original issuance, transfer from treasury, reorganization, stock split, dividend or otherwise or by transfer from another shareholder, and whether any liens, pledges, restrictions or other limitations or claims are registered against the shares. The book-entry system shall also record the payment of all dividends and distributions. Upon shareholder request, the Secretary shall issue a certified statement indicating the number of shares held of record by the shareholder.

10.02. Certificates for Shares. Each shareholder of the Corporation shall be entitled, upon written or electronic transmission request, to have a certificate or certificates certifying to the number and class of shares of the stock of the Corporation that he or she owns. The Board shall determine the form of the certificates for the shares of stock of the Corporation. The Secretary, transfer agent, or registrar of the Corporation shall number the certificates representing shares of the stock of the Corporation in the order in which the Corporation issues them. The President or any Vice President and the Secretary or any Assistant Secretary shall sign the certificates in the name of the Corporation. If the certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the certificate may contain facsimile signatures. If any officer, transfer agent, or registrar who has signed a certificate, or whose facsimile signature appears on a certificate, ceases to serve as such officer, transfer agent, or registrar before the Corporation issues the certificate, the Corporation may issue the certificate with the same effect as though the person who signed such certificate, or whose facsimile signature appears on the certificate, was such officer, transfer agent, or registrar at the date of issue. The Secretary, transfer agent, or registrar of the Corporation shall keep a record in the stock transfer books of the Corporation of the names of the persons, firms or corporations owning the stock represented by the certificates, the number and class of shares represented by the certificates and the dates thereof and, in the case of cancellation, the dates of cancellation. The Secretary, transfer agent, or registrar of the Corporation shall cancel every certificate surrendered to the Corporation for exchange or transfer. Except in the case of a lost, destroyed, or mutilated certificate, the Secretary, transfer agent, or registrar of the Corporation shall not issue a new certificate in exchange for an existing certificate until he or she has canceled the existing certificate. The corporate seal may, but need not, be placed upon the certificates representing the Corporation’s shares.

10.03. Transfer of Shares. A transfer of shares of the Corporation’s stock shall be effective only when registered on the stock transfer books of the Corporation. In the case of uncertificated shares, an appropriate person (as defined in Article 8 of the UCC) shall furnish to the Secretary, transfer agent, or registrar of the Corporation proper evidence of his or her authority to make the transfer and shall issue a proper instruction regarding the transfer. In the case of certificated shares, an appropriate person shall furnish to the Secretary, transfer agent, or registrar of the Corporation proper evidence of his or her authority to make the transfer and shall properly endorse and surrender for cancellation his or her existing certificate or certificates for such shares.

If a certificated share is presented to the Corporation with a request to register transfer or an instruction is presented to the Corporation with a request to register transfer, pledge, or release, the Corporation shall register the transfer, pledge, or release if: (i) the certificate is endorsed or the instruction was originated by an appropriate person; (ii) reasonable assurance is given that those endorsements are genuine and effective; (iii) the Corporation has no duty as to adverse claims or has discharged the duty; (iv) any applicable laws relating to the collection of taxes have been satisfied; and (v) the transfer, pledge, or release is in fact rightful or is to a bona fide purchaser.

10.04. Lost, Stolen, Destroyed and Mutilated Certificates. The Board may direct the Secretary, transfer agent, or registrar of the Corporation to issue a new certificate to any holder of record of shares of the Corporation’s stock claiming that he or she has lost such certificate, or that someone has stolen, destroyed or mutilated such certificate, upon the receipt of an affidavit from such holder to such fact. When authorizing the issue of a new certificate, the Board may require as a condition precedent to the issuance that the owner of such certificate give the Corporation a bond of indemnity in such form and amount as the Board may direct.

10.05. Regulations. The Board may make such rules and regulations, not inconsistent with these Bylaws or the laws of the State of Oklahoma, as it deems expedient concerning the issue, transfer and registration of uncertificated or certificated shares of the stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer agents, or one or more registrars.

10.06. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner in fact to receive dividends, to vote, if entitled and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether it shall have express or other notice, except as expressly provided by law or unless, in the case of a fiduciary, the fiduciary furnishes proof of his or her appointment.

10.07. Treasury Shares. Treasury shares of the Corporation shall consist of shares that the Corporation has issued and thereafter acquired but not canceled by resolution of the Board. Treasury shares shall not carry voting or dividend rights.

Section 11. Indemnification

11.01.  Actions, Suits or Proceedings Other Than by or In the Right of the Corporation.

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) because he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or because of any action alleged to have been taken or omitted in such capacity (an “Indemnitee”), against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such action, suit or proceeding and any appeal, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

11.02.  Actions or Suits by or In the Right of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor because he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or because of any action alleged to have been taken or omitted in such capacity (an “Indemnitee”), against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made for any claim, issue or matters to which the Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that a court of competent jurisdiction in the State of Oklahoma or the court or arbitral proceeding in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Oklahoma court or such other court or arbitrator shall deem proper.

11.03.  Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Section 11, to the extent that an Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 11.01 and 11.02, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by such person or on his or her behalf.

11.04.  Determination of Right to Indemnification. The Corporation may not pay indemnification under Sections 11.01 and 11.02 (unless ordered by a court) if a determination is made (i) by a disinterested majority of the Board or, (ii) if the Board so directs, by independent legal counsel in a written opinion, or (iii) by the Shareholders, that indemnification of the Director, officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Sections 11.01 and 11.02.

11.5.  Advance of Costs, Charges and Expenses. The Corporation may pay the costs, charges and expenses (including attorneys’ fees) incurred by a Director or officer under Sections 11.1 and 11.02 in advance of the final disposition of an action, suit or proceeding only upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 11. The costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. The Board may, in the manner set forth above, and upon approval of the Director, officer, employer, employee or agent of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, regardless of whether the Corporation is a party to the action, suit or proceeding.

11.6.  Indemnification of Employees and Agents; Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Section 11 shall not be deemed exclusive of any other rights to which any Director, officer, employee, or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation. This indemnification shall continue after an Indemnitee has ceased to be a Director, officer, employee, or agent, and shall inure to the benefit of the estate, heirs, executors, and administrators of such person. All rights to indemnification under this Section 11 shall be deemed to be a contract between the Corporation and each Director, officer, employee, or agent of the Corporation who serves or served in such capacity at any time while this Section 11 is in effect. Any repeal or modification of this Section 11 or any repeal or modification of relevant provisions of the Act or any other applicable laws shall not in any way diminish any rights to indemnification of such Director, officer, employee or agent or the obligations of the Corporation arising under this Section. This Section shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

11.07.  Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his or her behalf in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would have the power to indemnify him against such liability under the provisions of this Section 11.

11.08. Savings Clause. If this Section 11 or any portion shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation (i) shall nevertheless indemnify each Director and officer of the Corporation, and (ii) may nevertheless indemnify each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fine and amounts paid in settlement regarding any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section 11 that shall not have been invalidated and to the full extent permitted by applicable law.

11.09. Subsequent Amendment. No amendment, termination or repeal of this Section 11 shall affect or impair in any way the rights of any Director or officer of the Corporation to indemnification regarding any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring before the final adoption of such amendment, termination, or appeal.

11.10. Subsequent Legislation. If the Act is amended to further expand the indemnification permitted to Directors, officers, employees, or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Act, as so amended.

Section 12. Notices

12.01. General. Unless these Bylaws expressly provide otherwise, the Corporation may give effective notice under these Bylaws by U.S. postal service, by overnight delivery service, by telegram or telegraph, or by electronic transmission, such as telephone, facsimile transmission, e-mail, voice mail, or other similar medium. Effective notice may also be made in person. Receipt of effective notice must not be contingent upon the recipient’s payment of any charges as a prerequisite to the notice’s receipt. Effective notice must be posted or transmitted to recipient’s address, telephone number, facsimile number, or e-mail address as shown on the books of the Corporation in a manner normally used for the posting or transmission of information in the medium chosen. Effective notice to the Corporation shall be posted or transmitted to the President or Secretary at the Corporation’s principal office. Notice to directors and shareholders may also be given by facsimile transmission or by electronic mail if the director and/or shareholder to whom the notice is given has consented to the form of notice. Notice by facsimile transmission shall be deemed given when directed to a number at which the director or shareholder has consented to receive notice, and notice by electronic mail shall be deemed given when directed to an electronic mail address at which the director or shareholder has consented to receive notice. Notice to directors may also be given personally, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages.

12.02. Waiver of Notice. Whenever the law or these Bylaws require notice, the person entitled to notice may waive notice in writing or by electronic transmission, either before or after the time stated in the notice.

Section 13. Miscellaneous

13.01. Resolutions of Controversies and Claims. In the event of any controversy or claim, whether based on contract, tort, statute, or other legal or equitable theory (including any claim of fraud, misrepresentation, or fraudulent inducement), between or among the parties and relating to the Corporation (“Dispute”), the parties agree as follows:

(a) Mediation. If the Dispute cannot be resolved by negotiation, the parties agree to submit the Dispute to mediation by a mediator mutually selected by the parties. If the parties are unable to agree upon a mediator, the American Arbitration Association shall appoint the mediator. In any event, the mediation shall take place within 30 days of the date that a party gives the other party written notice or an electronic transmission of its desire to mediate the Dispute.

(b)	Arbitration.

(i)     If not resolved by mediation, the parties shall resolve the Dispute by arbitration pursuant to this Section and the then-current rules and supervision of the American Arbitration Association. The Tulsa, Oklahoma before a single arbitrator who is knowledgeable about the laws relating to business entities. The arbitrator may order the parties to exchange copies of nonrebuttal exhibits and copies of witness lists in advance of the arbitration hearing. The arbitrator shall, however, have no other power to order discovery or depositions unless and then only to the extent that all parties otherwise agree in writing. The arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction. The arbitrator shall not have the power to award, and no one subject to this Section shall seek, an award of, punitive, exemplary, consequential damages, or sanctions or any other damages excluded by or in excess of any damage limitations expressed in this Agreement or any subsequent agreement between the parties. To prevent irreparable harm, the arbitrator may grant temporary or permanent injunctive or other equitable relief.

(ii)    Federal substantive and procedural laws relating to arbitration shall govern issues of arbitrability. All other aspects of the Agreement shall be interpreted in accordance with, and the arbitrator shall apply and be bound to follow, the substantive laws of the State of [Oklahoma]. Each party shall bear its own attorneys’ fees associated with negotiation, mediation, and arbitration, and other costs and expenses shall be borne as provided by the rules of the American Arbitration Association. If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys’ fees reasonably incurred by the other party.

(c)  Confidentiality. Neither a party, witness, or the arbitrator may disclose the facts of the underlying dispute or the contents or results of any negotiation, mediation, or arbitration without the prior written consent of all parties, except as necessary (and then only to the extent required) to enforce or challenge the settlement agreement or the arbitration award or to comply with legal, financial or tax reporting requirements.

(d)  Limitations on Actions. No party may bring a claim or action, regardless of form, arising out of or related to this Agreement, including any claim of fraud, misrepresentation, or fraudulent inducement, more than one year after the cause of action accrues, unless the injured party could not have reasonably discovered, and did not discover, the basic facts supporting the claim within one year.

(e)  Covered Parties. The duties to mediate and arbitrate shall extend to any director, officer, employee, shareholder, principal agent, trustee in bankruptcy or otherwise, affiliate, subsidiary, third-party beneficiary, or guarantor of a party making or defending a claim that would otherwise be subject to this Section. Unless the context otherwise requires, references to party or parties within this Section shall include the foregoing persons, provided, however, that the specific provisions regarding the allocation of costs in paragraph (b)(ii) shall not preclude any rights to indemnification, reimbursement, contribution or other similar benefits held by the foregoing persons.

(f)  Severability. If any part of this Section is held to be unenforceable, it shall be severed and shall not affect either the duties to mediate and arbitrate or any other part of this Section.

13.02. Facsimile Signatures. In addition to the use of facsimile signatures that these Bylaws specifically authorize, the Corporation may use such facsimile signatures of any officer or officers, agents, or agent, of the Corporation as the Board or a committee of the Board may authorize.

13.03. Electronic Transmission. The term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by a recipient through an automated process. It includes e-mail, other Internet-based communications, and facsimile transmissions.

13.04. Corporate Seal. The Board may provide for a suitable seal containing the name of the Corporation, of which the Secretary shall be in charge. The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplicates of the seal if and when the Board or a committee of the Board so directs. The absence of the corporate seal in the execution of any instrument by an authorized officer or officers of the Corporation shall not affect the validity of any such instrument. All documents, instruments, contracts, and writings of all kinds signed for the Corporation by any authorized officer or officers shall be as effective and binding on the Corporation without the corporate seal as if the execution had been evidenced by the corporate seal.

13.05. Fiscal Year. The Board shall have the authority to fix and change the fiscal year of the Corporation.

Section 14. Amendments

Subject to the provisions of the Certificate of Incorporation, the Board may amend or repeal these Bylaws at any meeting or by written consent. The Secretary shall record all amendments or repeals of these Bylaws by making the required changes on the Corporation’s copy of the Bylaws and either noting the effective time of the change (and all other changes following the last restatement of the Bylaws) in a parenthetical following the amended or deleted Section or restating and certifying an amended and restated version of the then effective Bylaws.

The undersigned hereby certifies that the foregoing constitutes a true and correct copy of the Bylaws of the Corporation as adopted by the Board on ____________, 2022.

Executed as of ____________, 2022.

Approved by the following:

DIRECTORS:

Ryan Bishop	Matthew Mastrangelo

Peter Bishop